DEFERRED COMPENSATION AGREEMENT

                  THIS AGREEMENT is made and entered into as of the 1st day of April, 1999 by and between ICG COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and J. SHELBY BRYAN (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Employee is the President and Chief Executive Officer of the Company;

                  WHEREAS, the Company desires to recognize the services the Employee currently performs and has performed for the Company and the value to the Company of such services;

                  NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Compensation; Payment Terms.

         (a) In addition to, and not in lieu of, any and all compensation and benefit arrangements currently existing or hereinafter entered into between the Company and the Employee, the Company shall pay the Employee an aggregate amount of $5,000,000 in ten annual installment payments of $500,000 each commencing on the later of (i) January 1, 2001 or (ii) the date of his retirement or termination (whether by resignation of the Employee or discharge by the Company) from the position of President and Chief Executive Officer of the Company. If the Employee should die before the ten annual payments have been made, the unpaid balance will continue to be paid in installments for the unexpired portion of such ten year period to his designated beneficiary(ies) in the same manner as set forth above.

         (b) Notwithstanding anything herein contained to the contrary, the Company shall have the right, in its sole discretion, to vary the manner and time of making the installment distributions provided in this Agreement and may make such distributions in lump sum payments or over a shorter period of time than ten years, as it may find appropriate.

         (c) Nothing contained herein shall be deemed to exclude the Employee from any supplemental compensation, bonus, pension, insurance, severance pay or other benefit to which otherwise he might be or might become entitled as an employee of the Company. The deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension, retirement, stock, option or other benefit plan or arrangement of the Company for the benefit of its employees.

2.  "Gross-Up Payment"

         (a) In the event any amounts paid or payable to the Employee by the Company contemplated by this Agreement which are of the type encompassed within
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), are subject to the tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed by the Internal Revenue Service), and/or any comparable or similar tax imposed by any state or local taxing authority, including, without limitation, any interest or penalties due thereon (collectively, the "Excise Tax"), the Company shall pay to the Employee in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee after deduction of the Excise Tax on the Gross-Up Payment, as well as any other taxes (including without limitation Federal, state and local income taxes) due solely as a result of payment of the Gross-Up Payment, shall be equal to the full amount of the deferred compensation payments contemplated by this Agreement.

         (b) Nothing in this Section 2 shall be construed to require the Company to pay any amounts due by the Employee in respect of Federal, state and local income taxes on the deferred compensation payments contemplated by this Agreement (other than the Excise Tax and the other taxes, interest and penalties, if any, described in Section 2(a)).

         (c) The Gross-Up Payment shall be made promptly upon the Company's receipt of notice from the Employee and his tax advisor, which advisor shall be selected by the Employee and reasonably satisfactory to the Company, of the reasonable determination that the Excise Tax is due and payable as a result of the deferred compensation payments contemplated by this Agreement.

3.  Binding Agreement; Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and assigns, and the Employee and his heirs, executors, administrators and legal representatives. The Company shall have the right to assign this Agreement to any corporation or other person or entity that acquires all or substantially all of the assets of the Company. For purposes of this Agreement, the "Company" shall include any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist.

4.  Notice.

         For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given by a party to the other party via facsimile transmission or when mailed by United States registered mail, return receipt requested, postage prepaid and addressed, to the fax number or address, as the case may be, set forth under such party's name on the signature page of this Agreement.

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

5.  Miscellaneous.

         No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

6.  Governing Law.

         The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

7.  Severability.

         If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereto. If any provision of this Agreement is held invalid or unenforceable because the fulfillment of such provision would involve exceeding the limit of validity prescribed by law, then upon such a determination, the obligation to be fulfilled shall be reduced to the limit of validity prescribed by law. If the provision of the Agreement which is found to be invalid or unenforceable cannot be modified so as to be enforceable under existing laws, this Agreement shall be construed and enforced as if such provision had not been included herein.

8.  Counterparts.

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                            ICG COMMUNICATIONS, INC.


                            By:/s/ William J. Laggett
                               ------------------------
                               Name: William J. Laggett
                               Title: Chairman of the Board
                               Address: c/o ICG Communications, Inc.
                                        161 Inverness Drive West
                                        Englewood, Colorado 80112
                               Fax:     303-414-5502



                               /s/ J. Shelby Bryan
                               -------------------------
                               J. SHELBY BRYAN
                               Address: 721 Fifth Avenue
                                        Apartment 38G
                                        New York, NY 10022
                               Fax:     212-755-6602


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